Exhibit 1-a

BELLSOUTH CORPORATION

FLOATING RATE NOTES DUE 2008

UNDERWRITING AGREEMENT

AUGUST 2, 2006

UNDERWRITING AGREEMENT

August 2, 2006

BellSouth Corporation

1155 Peachtree St., N.E.

Atlanta, GA 30309-3610

Dear Ladies and Gentlemen:

We (the “Managers”) understand that BellSouth Corporation, a Georgia corporation (the “Company”), proposes to issue and sell $1,200,000,000 aggregate principal amount of its Floating Rate Notes due 2008 (the “Offered Securities”). The Offered Securities will be issued pursuant to an indenture dated as of August 15, 2001 between the Company and The Bank of New York, as Trustee.

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriters named below (the “Underwriters”) agree to purchase, severally and not jointly, the principal amount of the Offered Securities set forth below opposite their names at 99.825% of their principal amount, plus accrued interest, if any, from August 7, 2006 to the date of payment and delivery:

NAME	PRINCIPAL AMOUNT
Goldman, Sachs & Co.	$ 408,000,000
J.P. Morgan Securities Inc.	408,000,000
Barclays Capital Inc.	69,600,000
Lehman Brothers Inc.	69,600,000
Morgan Stanley & Co. Incorporated	69,600,000
Greenwich Capital Markets, Inc.	69,600,000
Wachovia Capital Markets, LLC	69,600,000
The Williams Capital Group, L.P	36,000,000
Total.........................	$1,200,000,000

The Underwriters will pay for such Offered Securities by wire transfer of immediately available funds upon delivery thereof through the book-entry facilities of The Depository Trust Company at 10:00 A.M. (New York time) on August 7, 2006, or at such other time, not later than August 14, 2006, as shall be designated by the Managers.

The Offered Securities shall have the following terms:

Maturity	August 15, 2008
Interest Rate:	“LIBOR” plus .10%.
Redemption Provisions:	The Company may not redeem the Notes prior to maturity.

Interest Payment Dates: February 15, May 15, August 15 and November 15
commencing November 15, 2006.

Initial Public Offering Price: 100%

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Offered Securities, severally and not jointly, represents to and agrees with the Company as follows:

(a)(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (‘‘FSMA’’)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom;

(b) it has not made and will not make an offer of the notes to the public in any member state of the European Economic Area which has implemented the Prospectus Directive (a “Relevant Member State”) from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive. However, the underwriters may make an offer of the notes to the public in that Relevant Member State at any time on or after the Relevant Implementation Date to:

•	legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, the corporate purpose of which is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year or (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown on its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For purposes of the above information, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable any investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means the Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State; and

(c) it has agreed that it will not offer or sell any Offered Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.

All the provisions contained in the document entitled the BellSouth Corporation Underwriting Agreement Standard Provisions (Debt) dated August 2, 2006 (the “Standard Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Attached hereto as Annex I is the Time of Sale Information as referenced in the Standard Provisions.

Any references to “Manager” in the Standard Provisions shall be deemed to refer to the Managers as defined above; except that in Section X of the Standard Provisions, the references to “Manager” shall be deemed to refer to Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

Very truly yours,

GOLDMAN, SACHS & CO.
/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.
By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President
Acting on behalf of themselves and the several Underwriters named above

Accepted:

BELLSOUTH CORPORATION
By:	/s/ Mark E. Droege
Name: Mark E. Droege
Title: Vice President & Treasurer

ANNEX I

Time of Sale Information

Preliminary Prospectus dated August 2, 2006

Term Sheet substantially in the form of Annex II

ANNEX II

BellSouth Corporation

Floating Rate Notes due 2008

Issuer:	BellSouth Corporation
Size:	$1,200,000,000.00
Maturity:	August 15, 2008
Coupon:	3 Month LIBOR Telerate plus 0.10%
Price to Public:	100.000% of face amount
Proceeds (Before Expenses) to Issuer:	$1,197,900,000.00 (99.825%)
Interest Payment and Reset Dates:	February 15, May 15, August 15 and November 15, commencing November 15, 2006
Day Count Convention:	Actual/360
Trade Date:	August 2, 2006
Settlement Date:	August 7, 2006 (T+3)
Denominations	Minimum of $1,000 with increments of $1,000 thereafter
Underwriters:

Joint Bookrunners:

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Co-managers:

Barclays Capital Inc.

Lehman Brothers Inc.

Morgan Stanley & Co. Incorporated

Greenwich Capital Markets, Inc.

Wachovia Capital Markets, LLC

The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC, including the preliminary prospectus supplement, for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. at 1 (866) 471-2526 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

BELLSOUTH CORPORATION

UNDERWRITING AGREEMENT

STANDARD PROVISIONS (DEBT)

August 2, 2006

From time to time, BellSouth Corporation, a Georgia corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

I. The Company proposes to issue, from time to time, debt securities (the “Securities”) which will be issued pursuant to the provisions of an Indenture (each, the “Indenture”) between the Company and the Trustee named therein in substantially the form as the indentures filed as exhibits to Registration Statement No. 333-117772. The Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, and other specific terms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Securities and will file with the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to a series of Securities issued pursuant to the Indenture (the “Offered Securities”) pursuant to Rule 424 under the Securities Act of 1933 (the “Securities Act”). The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement, together with any related registration statement filed with the Commission pursuant to Rule 462(b) under the Securities Act and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at such time. The term Basic Prospectus means the last dated prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus as supplemented by the Prospectus Supplement specifically relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. The term Preliminary Prospectus means a preliminary prospectus supplement, if any, specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus” and “Preliminary Prospectus” shall include in each case the material, if any, incorporated by reference therein.

At or prior to the time when sales of the Offered Securities will be first made (the “Time of Sale”), the Company will prepare certain information

(collectively, the “Time of Sale Information”) which information will be identified in Annex I to the Underwriting Agreement for such offering of Offered Securities.

The term Underwriters’ Securities means the Offered Securities to be purchased by the Underwriters herein. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

II.  If the Time of Sale Information and the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Time of Sale Information and the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto (“Delayed Delivery Contracts”) but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Time of Sale Information and the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of the Delayed Delivery Contracts.

If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter’s name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

III. The Company is advised by the Manager that the Underwriters propose to make a public offering of the Underwriters’ Securities as soon after this Agreement is entered into as in the Manager’s judgment is advisable. The terms of the public offering of the Underwriters’ Securities are set forth in the Time of Sale Information and the Prospectus.

IV.Payment for the Underwriters’ Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds or by wire transfer of immediately available funds (as specified in the Underwriting Agreement) at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of the delivery (through the book-entry facilities of The Depository Trust Company, if specified in the Underwriting Agreement). The time and date of such payment and delivery of the Underwriters’ Securities are herein referred to as the Closing Date.

V.  The several obligations of the Underwriters hereunder are subject to the following conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering shall have been instituted or threatened by the Commission, and there shall have been no material adverse change and no development which, in the reasonable judgment of the Manager, involves a substantial likelihood of a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Information and the Prospectus, collectively.

(b)          The Manager shall have received on the Closing Date an opinion (or opinions) of counsel for the Company, who may be an employee of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A and an opinion of counsel for AT&T Inc., who may be an employee of AT&T Inc., dated the Closing Date, substantially to the effect set forth in Exhibit B.

(c)           The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, substantially to the effect set forth herein in Exhibit C.

(d)          The Manager shall have received on the date of the Underwriting Agreement and the Closing Date a letter, dated the date of the Underwriting Agreement and the Closing Date, as applicable, in form and substance satisfactory to the Manager, from each of PricewaterhouseCoopers LLP and Ernst & Young LLP, independent registered public accounting firms, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Preliminary Prospectus and the Prospectus.

(e)           The Manager shall have received on the Closing Date a certificate signed by the President, any Vice President or the Treasurer or Assistant Treasurer of the Company to the effect that the signer of such certificate has examined the Registration Statement, the Time of Sale Information, the Prospectus and this Agreement and that:

(i)       the representations and warranties of the Company herein are true and correct in all material respects on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)      no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act have been instituted or, to the Company’s knowledge, threatened by the Commission; and

(iii)    since the date of the Company’s most recent financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus, there has been no material adverse change and no development which, in the reasonable judgment of the signer of such certificate, involves the substantial likelihood of a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus.

VI.In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

(a)           To deliver to the Manager two copies of the Registration Statement as originally filed (excluding documents incorporated by reference therein) and of all amendments thereto (excluding documents incorporated by reference therein) up to the time of closing. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus or of any Issuer Free Writing Prospectus (as defined below), the Company will deliver to the Manager two copies thereof. The terms “supplement” and “amendment” or “amend”, as used in this Agreement, shall include all documents subsequently filed by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) which are deemed to be incorporated by reference in the Prospectus from the date of filing such documents in accordance with Form S-3.

(b)          (1) If, during such period after the first date of the public offering of the Offered Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or a condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, at the request of the Manager, forthwith to prepare and furnish, at their own expense, to the Underwriters and to the dealers (whose names and addresses the Manager shall furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law and (2) if, at any time prior to the Closing Date, any event shall occur or a condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it is necessary to amend or supplement the Time of Sale Information to comply with law, at the request of the Manager, forthwith to prepare and furnish, at their own expense, to the Underwriters and to the dealers (whose names and addresses the Manager shall furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law. If after the expiration of the Prospectus Delivery Period the Company is requested by the Manager to so do, it will prepare and furnish to the Underwriters, at the expense of the Underwriters and after a reasonable time for the preparation thereof, such quantity as may reasonably be required for the purposes contemplated by the Securities Act of an amended or supplemented prospectus (but not further amendments or supplements thereto) complying at the time of delivery with Section 10(a) of the Securities Act, for use in connection with the distribution of the Offered Securities; provided that if the Company has delivered such an amended or supplemented prospectus pursuant to such request it shall not be under any obligation to comply with any further such request.

(c)           To use their best efforts to qualify the Offered Securities for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the applicable laws of such jurisdictions as the Manager may designate; provided, however that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

(d)          To make generally available to the Company’s security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the applicable rules and regulations thereunder.

(e)           Not, without the prior consent of the Manager, to offer or to sell any of the Securities covered by the Registration Statement and having a maturity of more than one year between the commencement of an offering of Offered Securities and the related Closing Date.

VII.              (a) The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Prospectus and the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Offered Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each Preliminary Prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement, the Time of Sale Information and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder, (v) the Registration Statement and the Prospectus at the date of the Prospectus Supplement do not contain and, as further amended or supplemented, if applicable, as of their respective dates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (vi) the Time of Sale Information at the Time of Sale did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except that the representations and warranties set forth in this paragraph (a) do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

(b)          Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any

“written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex I to the Underwriting Agreement and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(c)           The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(d)          The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case, as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offered Securities.

(e)           The Company has complied with all applicable provisions of Section 1 of Laws of Florida, Chapter 92-198 relating to business transactions with Cuba.

(f)           The Company agrees to indemnify and hold each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act of Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities arising because (i) any Preliminary Prospectus if used as amended or supplemented by all amendments and supplements thereto which have been furnished to the Manager or to such Underwriter, (ii) the Registration Statement (or the Prospectus if used within the Prospectus Delivery Period and if used as amended or supplemented by all amendments or supplements thereto which have been furnished to the Manager or to such Underwriter), (iii) the Time of Sale Information at the Time of Sale, or

(iv) any Issuer Free Writing Prospectus if used as amended or supplemented by all amendments or supplements thereto which have been furnished to the Manager or to such Underwriter, in each case, contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that the Company will not be liable in any such case to the extent that any such losses, claims, damages or liabilities were caused by any such untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of any Underwriter specifically for use in connection with the preparation of any Preliminary Prospectus, the Registration Statement, the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or were caused by any statement in or omission from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

(g)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors or officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Underwriters but only in reference to information relating to the Underwriters furnished or confirmed in writing by such Underwriter expressly for use in connection with the preparation of any Preliminary Prospectus, the Registration Statement, the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus or any amendment or supplement thereto.

(h)          The Company and each Underwriter agree that upon the commencement of any action against it, the Company’s directors or officers who sign the Registration Statement or any person controlling the Company or any Underwriter as aforesaid in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expense of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include the Company and one or more Underwriters and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such indemnified parties, which firm shall be designated in writing by the Manager in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. It is also understood that the fees and expenses referred to in the immediately preceding sentence shall be reimbursed as they are incurred. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such judgment or settlement. Any indemnifying party shall, prior to agreeing to any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, make their best effort to obtain the unconditional release of such indemnified party from all liability or claims rising out of the subject matter of such proceeding.

(i)           If the indemnification provided for in subparagraph (f) and (g) of this Article VII is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities and also to reflect where appropriate the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total gross proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (i) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (i). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (i) shall be deemed to include subject to the limitations set forth above in this Article VII, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (i), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has been required to pay, otherwise than pursuant to this Article VII, by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this subparagraph (i) are several in proportion to the respective principal amounts of Offered Securities purchased by each such Underwriter and not joint. The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

VIII.	Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in any Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex I to the Underwriting Agreement or prepared pursuant to paragraph (b) of Article VII hereof, (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing and (iv) one or more terms sheets relating to the Offered Securities containing customary information, which will not be inconsistent with Annex II of the Underwriting Agreement, and conveyed to the purchasers of the Offered Securities (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus.”)

(b)          It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)           It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered Securities unless such terms have been or will be included in a free writing prospectus filed with the Commission.

(d)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

IX.  If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Securities which the defaulting

Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such non-defaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Article IX, the Closing Date shall be postponed for such period, not exceeding seven days, as the Manager shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

X.   This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or other calamity or crisis the effect of which is to make it, in the judgment of the Manager, impracticable to market the Offered Securities.

XI.  If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their respective obligations under this Agreement except pursuant to Article IX hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

XII.              The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the

Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SCHEDULE I

DELAYED DELIVERY CONTRACT [NOTE: WOULD NEED TO BE DESCRIBED IN PROSPECTUS SUPPLEMENT]

Dear Sirs:

The undersigned hereby agrees to purchase from BellSouth Corporation, a Georgia corporation (the “Company”), and the Company agrees to sell to the undersigned, $________ principal amount of the Company’s [state title of issue] (the “Securities”), offered by the Company’s Prospectus dated ________ and Prospectus Supplement dated ________, ____, receipt of copies of which are hereby acknowledged, at a purchase price of ____% of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

DELIVERY PLUS ACCRUED DATE INTEREST FROM:	PRINCIPAL AMOUNT
$ $ $

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date.”

Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by [certified or official bank check in New York Clearing House funds] [immediately available funds] at the offices of at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned [through the facilities of The Depository Trust Company] of the Securities to be purchased by the undersigned on the Delivery Date, [in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date].

The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the “Underwriters”) named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

This contract will inure to the benefit of and be binding upon the parties thereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other.

If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

This contract shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

By:

By:
Title:
Address:

Accepted:

BELLSOUTH CORPORATION

By:

PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print).

NAME	TELEPHONE NO. (INCLUDING AREA CODE)
DEPARTMENT:

EXHIBIT A

The opinion of counsel to the Company to be delivered pursuant to Article V, paragraph (b) of the document dated August 2, 2006 and entitled BellSouth Corporation Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

(i)       the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia;

(ii)      the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(iii)    the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(iv)    the Offered Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by the institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Offered Securities will be entitled to the benefits of the Indenture;

(v)      the performance of this Agreement will not contravene any provision of applicable federal law or the law of the State of Georgia or the articles of incorporation or by-laws of the Company or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company, and no consent, approval or authorization of any governmental body is required for the performance of this Agreement, except that the offer and sale of the Offered Securities in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions;

(vi)    the statements in the Preliminary Prospectus and the Prospectus under the captions “Description of Securities”, “Description of Notes” and “Plan of Distribution”, and the statements in the Company’s Annual Report on Form 10-K under “Item 3 – Legal Proceedings” and Quarterly Reports on Form 10-Q under “Part II Item 1 – Legal Proceedings”, insofar as such statements constitute summaries of the documents and matters referred to therein, fairly present the information called for with respect to such documents and matters;

(vii)   (1) each document filed pursuant to the Exchange Act (except as to (x) financial statements or schedules included therein, (y) the accuracy or validity of other numerical data included in the Registration Statement, the Preliminary Prospectus and the Prospectus and (z) information relating to AT&T Inc., in each case, as to which such counsel need not express any conclusion) and incorporated by reference in the Preliminary Prospectus and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and all applicable rules and regulations thereunder, and (2) the Registration Statement and the Prospectus (except as to (x) financial statements or schedules included therein, (y) the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus and (z) information relating to AT&T Inc., in each case, as to which such counsel need not express any conclusion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, and

(viii) nothing has come to the attention of such counsel to cause him or her to believe that (l) (except as to (x) financial statements or schedules included therein, (y) the accuracy or validity of other numerical data included in the Registration Statement and (z) information relating to AT&T Inc., in each case, as to which such counsel need not express any conclusion) the Registration Statement (including the documents incorporated by reference therein) as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) (except as to (x) financial statements or schedules included therein, (y) the accuracy or validity of other numerical data included in the Time of Sale Information and (z) information relating to AT&T Inc., in each case, as to which such counsel need not express any conclusion) the Time of Sale Information, at the Time of Sale (which such counsel may assume to be 2:10 pm on the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (3) (except as to (x) financial statements or schedules included therein, (y) the accuracy or validity of other numerical data included in the Prospectus and (z) information relating to AT&T Inc., in each case, as to which such counsel need not express any conclusion) the Prospectus, as of its date and as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the matters set forth in (viii) above, such counsel may state that the opinion is based upon his participation in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus and upon review and discussion of the contents thereof, but, except for the statements in the Time of Sale Information and the Prospectus referred to in (vi) above and in “Item 3 – Legal Proceedings” of BellSouth’s latest Annual Report on Form 10-K and in “Part II Item 1 – Legal Proceedings” of the subsequent Quarterly Reports on Form 10-Q incorporated by reference into the Preliminary Prospectus, the Time of Sale Information and the Prospectus, is without independent check or verification except as specified. Insofar as the above opinions relate to matters governed by the laws of the State of New York, the opinion of said counsel may rely on opinion of counsel satisfactory to such counsel.

EXHIBIT B

The opinion of counsel to AT&T Inc. to be delivered pursuant to Article V, paragraph (b) of the document dated August 2, 2006 and entitled BellSouth Corporation Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

In connection with the issuance by BellSouth Corporation (“BellSouth”) of $1,200,000,000 aggregate principal amount of Floating Rate Notes due 2008 pursuant to the indenture dated as of August 15, 2001, between BellSouth and The Bank of New York, as Trustee, I have no reason to believe that the Proxy Statement of BellSouth Corporation, as filed with the Securities and Exchange Commission on June 2, 2006, and as of the date of the special meeting of shareholders of BellSouth Corporation held on July 21, 2006, with respect to, and only with respect to, statements made in such Proxy Statement specifically relating to and provided by AT&T Inc. (other than the financial statements and other financial and statistical information contained therein as to which I express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

In giving the foregoing, I have relied, as to certain matters of fact, upon representations of responsible officers and agents of AT&T Inc. and public officials.

This letter is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to without my written consent.

EXHIBIT C

The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Article V, paragraph (c) of the document dated August 2, 2006 and entitled BellSouth Corporation Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

(i)       the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(ii)      the Offered Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by the institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Offered Securities will be entitled to the benefits of the Indenture;

(iii)    the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company except as rights to indemnity and contribution thereunder may be limited under applicable law;

(iv)    the statements in the Preliminary Prospectus and the Prospectus under the captions “Description of Securities”, “Description of Notes” and “Plan of Distribution”, insofar as such statements constitute summaries of the documents referred to therein, fairly present the information called for with respect to such documents;

(v)      the descriptions of the United States federal tax laws and the conclusions as to such laws contained in the Preliminary Prospectus and the Prospectus under the caption “Certain U.S. Federal

Income Tax Consequences” are accurate in all material respects and fairly summarize the United States federal tax laws referred to therein;

(vi)    the Registration Statement and the Prospectus, (except as to (x) financial statements or schedules included therein, (y) the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus and (z) information relating to AT&T, Inc., in each case, as to which such counsel need not express any conclusion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder; and

(vii)   nothing has come to the attention of such counsel to cause them to believe that (l) (except as to (x) financial statements or schedules included therein, (y) the accuracy or validity of other numerical data included in the Registration Statement and (z) information relating to AT&T, Inc., in each case, as to which such counsel need not express any conclusion) the Registration Statement (including the documents incorporated by reference therein) as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) (except as to (x) financial statements or schedules included therein, (y) the accuracy or validity of other numerical data included in the Time of Sale Information and (z) information relating to AT&T, Inc., in each case, as to which such counsel need not express any conclusion) the Time of Sale Information, at the Time of Sale (which such counsel may assume to be 2:10 pm on the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (3) (except as to (x) financial statements or schedules included therein, (y) the accuracy or validity of other numerical data included in the Prospectus and (z) information relating to AT&T, Inc., in each case, as to which such counsel need not express any conclusion) the Prospectus, as of its date and as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the matters set forth in (v) and (vi) above, such counsel may state that the opinion is based upon such counsel’s participation in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus and upon review and discussion of the contents thereof, but, except for the statements in the Time of Sale Information and the Prospectus referred to in (iv) above, is without independent check or verification except as specified.

Insofar as the above opinions relate to matters governed by the laws of the State of Georgia, the opinion of said counsel may rely on opinion of counsel satisfactory to such counsel.